Exhibit 24

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Re:	Windstream Holdings, Inc., Commission File No. 001-32422
Windstream Corporation, Commission File No. 001-36093
1934 Act Filings on Form 10-K
Authorized Representatives

Ladies and Gentlemen:

Windstream Holdings, Inc. (“Holdings”) and Windstream Corporation (“Corporation”) are subject to Section 13 or 15(d) of the
Securities Exchange Act of 1934 (the “Act”). Each of the persons signing his or her name below confirms, as of the date appearing beside his or her signature, that each of Anthony W. Thomas, Robert E. Gunderman or Kristi M. Moody, acting individually or jointly (the “Authorized Representatives”), is authorized on his or her behalf, including in his or her capacity as a director of Holdings and Corporation, to sign one or more annual reports on Form 10-K for the year ended December 31,
2014 for each of Holdings and Corporation, and any or all amendments to such annual reports, and to file the same, with all exhibits thereto, and other documents in connection therewith, as are required by the Act with the Securities and Exchange
Commission (the “Commission”). Each person so signing also confirms the authority of each of the Authorized
Representatives to do and perform on his or her behalf, any and all acts and things requisite or necessary to assure compliance by the signing person with the Form 10-K requirements. The authority confirmed herein shall remain in effect as to each person signing his or her name below until such time as the Commission shall receive from such person a written communication terminating or modifying the authority. Each person signing his or her name below expressly revokes all authority heretofore given or executed by such person with respect to such filings of Holdings and Corporation under the Act.

Sincerely,

/s/ Carol B. Armitage Carol B. Armitage	Date: February 11, 2015

/s/ Samuel E. Beall, III Samuel E. Beall, III	Date: February 11, 2015

/s/ Francis X. Frantz Francis X. Frantz	Date: February 11, 2015

/s/ Jeffrey T. Hinson Jeffrey T. Hinson	Date: February 11, 2015

/s/ Judy K. Jones Judy K. Jones	Date: February 11, 2015

/s/ William G. LaPerch William G. LaPerch	Date: February 11, 2015

/s/ William A Montgomery William A. Montgomery	Date: February 11, 2015

/s/ Michael G. Stoltz Michael G. Stoltz	Date: February 11, 2015

/s/ Alan L. Wells Alan L. Wells	Date: February 11, 2015